Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333- 213192) on Form S-3 of Gramercy Property Trust (related to the Dividend Reinvestment and Share Purchase Plan),

(2)	Registration Statement (Form S-8 No. 333- 212222) on Form S-8 pertaining to the 2016 Equity Plan of Gramercy Property Trust,

(3)	Registration Statement (Form S-3 No. 333-208717) on Form S-3 of Gramercy Property Trust,

(4)	Registration Statement (Form S-8 No. 333-189694) on Form S-8 pertaining to the 2013 Equity Plan of Gramercy Property Trust (formerly known as Chambers Street Properties), and

(5)
Registration Statement (Form S-8 No. 333-208716) on Form S-8 pertaining to the 2015 Equity Incentive Plan, the 2012 Inducement Equity Incentive Plan and the 2004 Equity Incentive Plan of Gramercy Property Trust Inc.;

of our report dated June 29, 2017, with respect to the consolidated financial statements of GPT Operating Partnership LP, included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

New York, New York
June 29, 2017